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Exhibit 10.12

THERAVANCE, INC.

CLASS A COMMON

STOCK PURCHASE AGREEMENT

March 30, 2004

4.10 Strategic Alliance Agreement	13
4.11 HSR Act	13
4.12 Executive Lock-Up Agreements	13
4.13 Conduct of the Company Business	13
5. Conditions of the Company's Obligations at Closing	13
5.1 Representations and Warranties	13
5.2 Qualifications	14
5.3 Investors' Rights Agreement	14
5.4 Restated Certificate	14
5.5 Governance Agreement	14
5.6 Strategic Alliance Agreement	14
5.7 HSR Act	14
5.8 Delivery of Common Stock	14
6. Miscellaneous	14
6.1 Survival of Warranties	14
6.2 Successors and Assigns	14
6.3 Governing Law	14
6.4 Counterparts	15
6.5 Titles and Subtitles	15
6.6 Notices	15
6.7 Finder's Fee	15
6.8 Expenses	15
6.9 Amendments and Waivers	15
6.10 Termination	15
6.11 Severability	16
6.12 Confidentiality	16
6.13 Publicity	16
6.14 Entire Agreement	16
6.15 Legends	16
6.17 Conduct of Business of the Company	17

SCHEDULE A	Schedule of Exceptions
EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Amended and Restated Investors' Rights Agreement
EXHIBIT C	Governance Agreement
EXHIBIT D	Opinion of Counsel for the Company
EXHIBIT E	Form of Executive Lock-Up Agreement
EXHIBIT F	Summary of Terms of the Officer and Key Employee Incentive Plan

THERAVANCE, INC.

CLASS A COMMON STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of March, 2004, by and among Theravance, Inc., a Delaware corporation (the "Company"), and SmithKline Beecham Corporation, a Pennsylvania corporation (the "Investor").

        WHEREAS, Glaxo Group Limited, a limited liability company organized under the laws of England and Wales ("GGL") and the Company have entered into that certain Strategic Alliance Agreement dated as of the date hereof (the "Alliance Agreement"), pursuant to which, among other things, the Company has granted GGL an option to develop and commercialize certain therapeutic compounds on an exclusive, worldwide basis;

        WHEREAS, the Investor and the Company are contemporaneously entering into this Agreement, pursuant to which the Investor shall purchase shares of the Company's Class A Common Stock, par value $0.01 (the "Class A Common Stock");

        WHEREAS, as a condition to the stock purchase contemplated by this Agreement and to facilitate an eventual underwritten public offering of the Company's equity securities, all outstanding shares of the Company's Preferred Stock not owned by GGL must be converted into shares of the Company's Common Stock; and

        WHEREAS, in connection with the stock purchase contemplated by this Agreement, the Company intends to implement a retention plan designed to retain and incent key employees, which shall include various equity incentives following a successful underwritten public offering of the Company's equity securities.

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.     Purchase and Sale of Stock.

          1.1   Sale and Issuance of Class A Common Stock.

          (a)   On or prior to the Closing (as defined below), (i) all issued and outstanding shares of preferred stock of the Company shall have converted into common stock and (ii) the Company shall adopt and file with the Secretary of State Delaware the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

          (b)   On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance pursuant to this Agreement of 9,900,000 shares of its Class A Common Stock at a price of $11.00 per share. The Class A Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

          (c)   Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, 9,900,000 shares of the Company's Class A Common Stock for an aggregate purchase price of $108,900,000.

          1.2   Closing. The purchase and sale of the Class A Common Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, CA 94025, at 10:00 A.M., on the date all conditions to closing set forth in Sections 4 and 5 have been satisfied or effectively waived, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Class A Common Stock that the Investor is purchasing against payment of the purchase price therefor by check or wire transfer, or any combination thereof.

          1.3   Exchange of Shares of Common Stock for Shares of Class A Common Stock. Upon the Closing, GGL shall be deemed to have automatically exchanged, as of the date of the Closing, on a one-for-one basis, each share of Common Stock held by GGL for one share of Class A Common Stock. The rights, preferences and privileges of the Common Stock and Class A Common Stock are as set forth in the Restated Certificate.

        2.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, as of the date hereof, and except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1   Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and the Amended and Restated Investors' Rights Agreement, by and among the Company and the investors who are parties thereto, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), (ii) to issue and sell the Class A Common Stock hereunder, (iii) to perform its obligations under the Restated Certificate, and (iv) to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2   Capitalization and Voting Rights.

            (a)   As of the date of this Agreement, the authorized capital of the Company consists of:

              (i)    Preferred Stock. 51,500,000 shares of Preferred Stock (the "Preferred Stock"), of which (i) 5,020,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 4,988,000 of which are outstanding; (ii) 5,100,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 5,074,000 of which are outstanding; (iii) 18,823,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), 18,765,166 of which are outstanding; (iv) 1,666,666 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), 1,666,666 of which are outstanding (which are initially convertible into 2,777,777 shares of Common Stock); (v) 13,888,889 shares have been designated Series D-1 Preferred Stock (the "Series D-1 Preferred Stock"), 13,169,905 of which are outstanding; and (vi) 4,000,000 shares have been designated Series E Preferred Stock (the "Series E Preferred Stock"), all of which are outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware on the date hereof.

              (ii)   Common Stock. 120,000,000 shares of common stock, par value $0.01 ("Common Stock"), of which 11,413,885 shares are issued and outstanding.

              (iii)  The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

              (iv)  Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 2.5 of the Investors' Rights Agreement, (C) currently outstanding warrants to purchase 4,000 shares of Series A Preferred Stock, (D) currently outstanding warrants to purchase 4,000 shares of Series B Preferred Stock, (E) currently outstanding warrants to purchase 48,611 shares of Series D-1 Preferred Stock, and (F) currently outstanding options to purchase 13,630,463 shares of Common Stock granted to employees, directors, board members, consultants and service providers, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 962,000 shares of its Common Stock for issuance upon exercise of options to be granted in the future under the Company's 1997 Stock Plan. Except for the provisions of the Restated Certificate, the Investors' Rights Agreement and of that certain Amended and Restated Stockholders' Voting Agreement dated as of January 25, 1999 by and among the Company and the other parties listed therein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other similar transaction(s) by the Company.

          (b)   Immediately prior to the Closing, upon the filing of the Restated Certificate and assuming between the date hereof and the date of Closing (x) the exchange of shares of Common Stock held by the Investor for shares of Class A Common Stock pursuant to Section 1.3 hereof, (y) no issuance by the Company of its capital stock or any security exercisable for or convertible into capital stock of the Company pursuant to any employee, director or consultant compensation plan that has been approved by the majority of the Board of Directors and (z) no exercise or conversion of any outstanding option, warrant or other security exercisable for or convertible into the capital stock of the Company, the authorized capital of the Company shall consist of:

            (i)    Preferred Stock. 5,000,000 shares of Preferred Stock (the "Preferred Stock"), none of which shall be outstanding.

            (ii)   Common Stock. 175,000,000 shares of Common Stock, par value $0.01 ("Common Stock"), 56,188,733 of which shall be outstanding

            (iii)  Class A Common Stock. 13,900,000 shares of Class A Common Stock, 4,000,000 of which shall be outstanding and 9,900,000 of which shall be sold pursuant to this Agreement.

          2.3   Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity, other than Theravance East, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4   Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Governance Agreement to be entered into by the Company and the Investor (and its affiliates), in substantially the form attached hereto as Exhibit C (the "Governance Agreement," and collectively with this Agreement and the Investors' Rights Agreement, the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Class A Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5   Valid Issuance of Preferred and Common Stock. The Class A Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws. The Class A Common Stock that is being purchased by the Investor hereunder will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with. Prior to the filing of the Restated Certificate, the outstanding Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock was duly and validly issued, fully paid, and is nonassessable. Upon the filing of the Restated Certificate, the Common Stock issuable upon conversion of the outstanding Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock will be duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the documents executed in connection with the sale of the Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock and under applicable state and federal securities laws. The outstanding Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock is not subject to preemptive rights or rights of first refusal that have not been waived or complied with and, upon the execution and delivery of the Investors' Rights Agreement by the requisite holders of Company capital stock necessary to amend and restate the "Prior Agreement" (as such term is defined in the Investors' Rights Agreement), the Common Stock and Class A Common Stock issuable upon conversion of such Preferred Stock will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

          2.6   Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Restated Certificate with the Secretary of State of Delaware; and (iii) certain post-closing filings as may be required pursuant to federal securities laws and under the "Blue Sky" laws of the various states.

          2.7   Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Class A Common Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8   Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or if determined adversely, might result, either individually or in the aggregate, in (i) any material adverse changes in the assets, business or prospects of the Company, financially or otherwise or (ii) any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9   Patents and Trademarks. The Company owns, or has rights to use pursuant to a valid license, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The use, modification, licensing, sublicensing, sale, or any other exercise of rights involving such intellectual property does not infringe any copyright, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy or right in personal data, or to the knowledge of the Company, any patent, of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company of any of the Company's intellectual property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights, by the Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the knowledge of the Company, (A) are threatened by any person nor (B) are there any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company's intellectual property by any third party, employee or former employee. The Company's employees are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company unless such inventions are properly assigned to the Company.

          2.10 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.11 Agreements; Action.

            (a)   Except for agreements explicitly contemplated by the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

            (b)   Except for this Agreement, the Governance Agreement, the Strategic Alliance Agreement and the Collaboration Agreement dated as of November 14, 2002 by and between the Company and the Investor (the "Collaboration Agreement"), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services; (ii) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business); or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from agreements entered into in the ordinary course of business).

            (c)   The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $1,000,000 or in the aggregate in excess of $5,000,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d)   For the purposes of subsection (c) above, all indebtedness and liabilities involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

            (e)   The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            (f)    The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.12 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.13 Permits. The Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of its franchises, permits, licenses, or other similar authority.

          2.14 Disclosure. The Company has provided the Investor with all information requested by the Investor in connection with their decision to purchase the Class A Common Stock, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.15 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investor.

          2.16 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets, and has good and marketable title to such property. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.17 Tax Returns, Payments and Elections. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and assessments due, except those contested by it in good faith, if any. The Company has not been advised (a) that any of its federal, state or local returns are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any tax liabilities due with respect to the Company or its properties or assets as of the date of this Agreement that are not adequately provided for.

          2.18 Environmental Law. To the Company's knowledge, the Company is not in violation of and has no liability or potential liability under any applicable statute, law, or regulation relating to the environment, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.19 Proprietary Information and Employment Agreements. Each current and former employee, officer and consultant of the Company has executed a standard Proprietary Information and Inventions Agreement. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company has not entered into any employment agreements.

          2.20 Financial Statements. The Company has made available to the Investor its audited financial statements as of December 31, 2002 and its unaudited financials as of and for the twelve-month period ended December 31, 2003 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.21 Changes. Since December 31, 2003 there has not been:

            (a)   any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statement, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b)   any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (c)   any waiver by the Company of a valuable right or of a material debt owed to it;

            (d)   any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (e)   any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

            (f)    any material change in any compensation arrangement or agreement with any employee;

            (g)   any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (h)   any resignation or termination of employment of any key employee or officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such employee or officer;

            (i)    receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

            (j)    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (k)   any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

            (l)    any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

            (m)  to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

            (n)   any agreement or commitment by the Company to do any of the things described in this Section 2.21.

          2.22 Registration Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is not presently under any obligation, and has not granted, any rights to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

          2.23 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), as amended, and any regulations promulgated thereunder.

          2.24 Labor Agreements. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on its business or properties, nor is the Company aware of any labor organization activity involving its employees.

          2.25 Insurance. The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring the Company with respect to its business and properties, in such amounts and against such losses and risks which are usual and customary in the Company's business as to amount and scope.

          2.26 Directors and Senior Management. No plan currently maintained by the Company or agreement entered into and currently in effect with any employee of the Company (each, a "Plan" and, collectively, the "Plans") provides for the payment of separation, severance, termination or similar benefits to any person. None of the Plans obligates the Company to pay any benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a change in the ownership or effective control of the Company within the meaning of Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with a termination of service, will (i) result in any payment (including, without limitation, severance, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Plan or other arrangement, or (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Option, whether or not contingent.

          2.27 Officer and Key Employee Incentive Plan. The Board has approved the Officer and Key Employee Incentive Plan substantially in the form attached hereto as Exhibit F.

        3.     Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

          3.1   Authorization. The Investor has full power and authority to enter into the Transaction Documents, and each such Agreement constitutes its valid and legally binding obligation,

  enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2   Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Class A Common Stock to be received by the Investor (the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3   Disclosure of Information. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Class A Common Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4   Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Class A Common Stock. The Investor also represents that it has not been organized for the purpose of acquiring the Class A Common Stock.

          3.5   Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D adopted pursuant to the Act, as presently in effect.

          3.6   Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 adopted pursuant to the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        4.     Conditions of Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent thereto:

          4.1   Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.2   Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 have been fulfilled.

          4.3   Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.4   Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5   Opinion of Company Counsel. The Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D.

          4.6   Investors' Rights Agreement. The Company, the Investor and the requisite holders of Company capital stock necessary to amend and restate the "Prior Agreement" (as such term is defined in the Investors' Rights Agreement) shall have entered into the Investors' Rights Agreement.

          4.7   Approval and Filing of the Restated Certificate. The requisite holders of Company capital stock shall have approved the Restated Certificate and the Restated Certificate shall have been filed with the Secretary of State of Delaware, and shall not have been amended or modified since the date of filing.

          4.8   Conversion of Existing Preferred Stock. All shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock shall have been converted into shares of Common Stock.

          4.9   Governance Agreement. The Company and the Investor shall have entered into the Governance Agreement.

          4.10 Strategic Alliance Agreement. The Strategic Alliance Agreement shall have become Effective (as such term is defined in the Strategic Alliance Agreement) as of the Closing.

          4.11 HSR Act. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

          4.12 Executive Lock-Up Agreements. Each of P. Roy Vagelos, Rick E Winningham, Marty Glick and Patrick Humphrey shall have entered into an Executive Lock-Up Agreement, each substantially in the form attached hereto as Exhibit E.

          4.13 Conduct of the Company Business. The Company shall not willfully have taken any affirmative action or willfully omitted to have taken any affirmative action that would cause any of the representations and warranties contained in Section 2 hereof, applied as of the Closing Date, to be breached.

        5.     Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          5.1   Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall have been true on and as of the date of this Agreement and, in all material respects, as of the Closing.

          5.2   Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.3   Investors' Rights Agreement. The Company, the Investor and the requisite holders of Company capital stock necessary to amend and restate the "Prior Agreement" (as such term is defined in the Investors' Rights Agreement) shall have entered into the Investors' Rights Agreement.

          5.4   Restated Certificate. The Company shall have obtained the requisite stockholder consent to file the Restated Certificate.

          5.5   Governance Agreement. The Company and the Investor shall have entered into the Governance Agreement.

          5.6   Strategic Alliance Agreement. The Strategic Alliance Agreement shall have become Effective (as such term is defined in the Strategic Alliance Agreement) as of the Closing.

          5.7   HSR Act. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

          5.8   Delivery of Common Stock. GGL shall have delivered to the Company the certificates representing the shares of Common Stock held by GGL in connection with the exchange, as described in Section 1.3.

        6.     Miscellaneous.

          6.1   Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          6.2   Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3   Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.1, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

          6.4   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5   Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the foregoing or any provision to the contrary in the Investors' Rights Agreement or the Restated Certificate, the Company agrees that when any notice is given to the Investor, whether under this Agreement, the Investors' Rights Agreement or the Restated Certificate, such notice shall not be deemed to be effectively given until a copy of such notice is transmitted to the Investor via facsimile. All notices and certificates will be addressed to the Investor at the address set forth on the signature page hereto or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other parties hereto.

          6.7   Finder's Fee. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8   Expenses. Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          6.10 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

            (a)   by mutual written consent of the Company and the Investor; or

            (b)   by either the Company or the Investor, if the Closing shall not have occurred on or before October 1, 2004; provided, however, that the right to terminate this Agreement under this Section 6.10 (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur.

          6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.12 Confidentiality. Any confidential information obtained by the Investor pursuant to this Agreement which is labeled or otherwise identified as confidential or proprietary shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company and shall not be used by the Investor for any purpose other than monitoring the Investor's investment in the Company, except that the Investor may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its affiliates, officers, directors, shareholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligation to affiliates, shareholders, members and/or partners; provided that such information is provided to such persons and entities with notice that such information is confidential and should be treated as such, (iii) to any prospective purchaser of the Investor's shares of the Company, provided (in the case of disclosure in clause (iii)) the recipient agrees to keep such information confidential and to use such information solely for evaluation of such proposed purchase, or (iv) as may otherwise be required by law. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcement of this Agreement and said information shall not be deemed confidential after it becomes publicly known through no fault of the recipient. The provisions of this Section 6.12 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreement executed by the parties hereto; provided that if there is any conflict between the provisions of this Section 6.12 and the more restrictive provisions of such separate confidentiality agreement, the provisions of such separate confidentiality agreement shall prevail.

          6.13 Publicity. No party or any affiliate of a party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement or the transactions contemplated hereby (including, without limitation, disclosure of Investor's ownership interest in the Company) without the prior written consent of the other party; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, stockholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing. Notwithstanding the foregoing provision, the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

          6.14 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          6.15 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

            (a)   "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b)   Any legend required by the laws of any state.

          6.16 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company agrees (except to the extent that GSK shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as currently conducted, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization and keep available the services of its present officers and key employees. Solely for the purposes of any post-Closing remedy for breaches of representations, warranties or covenants by the Company, the Company shall not take any affirmative action or omit to take any affirmative action that results in the breach of any of the representations and warranties contained in Section 2 hereof, applied as of the Closing Date.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE, INC.

By:
/s/ RICK E WINNINGHAM Rick E Winningham President and Chief Executive Officer

INVESTOR:

SMITHKLINE BEECHAM CORPORATION Name of Investor
By:	/s/ JEAN-PIERRE GARNIER Signature of Authorized Person
Name:	Jean-Pierre Garnier
Title:	Chief Executive Officer

Address:	GlaxoSmithKline
One Franklin Plaza (FP2355)
Philadelphia, PA 19102
Fax No:	215-751-5349

CLASS A COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

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CLASS A COMMON STOCK PURCHASE AGREEMENT March 30, 2004
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THERAVANCE, INC. CLASS A COMMON STOCK PURCHASE AGREEMENT